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                                                                    Exhibit 10.5

                              SECOND AMENDMENT TO
                      AMENDED AND RESTATED LOAN AGREEMENT

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the "Second Amendment") dated as of the 8th day of September, 1995, by and among Maxco, Inc., a Michigan Corporation (hereinafter referred to as the "Borrower"), and Comerica Bank (formerly known as Comerica Bank-Detroit), a Michigan banking corporation (hereinafter referred to as the "Bank").

                              W I T N E S S E T H
     WHEREAS, Borrower and Bank entered into a certain Amended and Restated Loan Agreement dated October 31, 1994, as amended by First Amendment to Amended and Restated Loan Agreement dated May 9th, 1995 (the "Agreement");

     WHEREAS, Borrower, in addition to other credit facilities provided for in the Agreement, desires to borrow up to $5,000,000 (subject to restrictions provided herein) from the Bank from time to time for the acquisition financing needs of the Borrower; and

     WHEREAS, the Borrower and the Bank now desire to amend certain of the covenants and restrictions set forth in the Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower and the Bank hereby agree as follows:

     1. In Paragraph 1.1 of Section 1 of the Agreement, the following definitions are hereby deleted in their entirety and replaced by the following or added entirely:

                 "Approved Borrower Acquisition(s)" shall mean business
            acquisitions prepared by the Borrower, which are approved in writing by the Bank, which approval




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            shall not be unreasonably withheld, provided that Borrower has met the special conditions outlined in the Bank's letter dated August 9, 1995, as accepted by Borrower on August 28, 1995.

                 "Acquisition Commitment Amount" shall mean the lesser of
            $5,000,000 or 30% of the NASDAQ National Markets daily stock value of the Medar, Inc. shares owned by Borrower.

                 "Borrowing Base" shall mean the sum of (a) 75 percent of the aggregate outstanding principal balance of the Borrower's and the Guarantors' Eligible Accounts, plus (b) the market value of the capital stock of Finishmaster pledged to the Bank by the Borrower or any Subsidiary, based on the most recent bid price for the capital stock of Finishmaster quoted in the NASDAQ OTC Market multiplied by the Finishmaster Loan Percentage and less (c) the aggregate amounts of Letters of Credit then outstanding.

                 "Commitment Amount" shall mean $20,000,000 (or such lesser amount to which the Commitment Amount may be reduced by the Borrower from time to time under Section 2.8.1 of this Agreement).

                 "Eurodollar-based Rate" shall mean the Eurodollar-based Rate as defined and determined in the Note.

                 "Finishmaster Loan Percentage" shall mean thirty (30%) percent.

                 "Guarantors" shall mean Akemi, CMC, Ersco, Pacer, Pak-Sak and
            Wisconsin.

                 "Note" shall mean the Revolving Credit Note, the Revolving
            Acquisition Note or the Term Note and "Notes" shall mean each of the Revolving Credit Note, the Revolving Acquisition Note and the Term Note.

                 "Pacer" shall mean Pacer Tool & Mold, Inc., a Michigan
            corporation.

                 "Revolving Acquisition Note" shall mean a promissory note
            conforming to Section 2.3(c) of this Agreement and in the form of Exhibit A-3 to this Agreement.

                 "Revolving Acquisition Loan" shall mean an advance made by the
            Bank to the Borrower under Section 2.1(d) of this Agreement on a Disbursement Date.




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


                 "Termination Date" shall mean, as to the Revolving Credit Loan and the Revolving Acquisition Loan, August 1, 1997 (or such earlier date on which the Borrower shall permanently terminate the Bank's commitment under Section 2.8.1 of this Agreement).

     2. The Revolving Credit Note dated October 31, 1994, (the "Note") in the original face amount of Fourteen Million Dollars ($14,000,000), as amended by the First Amendment to Amended and Restated Loan Agreement dated May 9th, 1995 shall be replaced by a new promissory note conforming with Section 2.3(a) of the Agreement and in the form of Exhibit A-1 to this Second Amendment.

     3. Paragraph 2.1(a) of Section 2 is hereby deleted in its entirety and replaced by the following:

                 2.1 Commitment.  (a) Subject to the terms and conditions of this Agreement, the Bank agrees to make loans to the Borrower on a revolving basis of such amount as the Borrower shall request pursuant to Section 2.2 of this Agreement at any time from the date of this Agreement until the Termination Date, up to an aggregate principal amount outstanding at any time not to exceed the lesser of the Commitment Amount or the Borrowing Base, provided that each Disbursement Date under this Agreement must be a Business Day, and the principal amount of each Revolving Loan made under this Agreement shall be in the aggregate amount of $10,000 or an integral multiple thereof, and provided further, that the principal amount of each Revolving Loan made under this Agreement, for which Borrower elects to pay interest at the Eurodollar-based Rate, shall be in the aggregate amount of $1,000,000 or greater in $500,000 increments thereafter.

     4. There shall be added a new Paragraph 2.1(d) to Section 2 which shall read as follows:

                 2.1 Commitment. (d) Subject to the terms and conditions of this Agreement, the Bank agrees to make loans to the Borrower for Approved Borrower Acquisitions on a revolving basis of such amount as the Borrower shall request pursuant to Section 2.2 of this Agreement at any time from the date of this Agreement until the Termination Date, up to an aggregate principal amount outstanding at any time not to exceed the Acquisition Commitment Amount, provided that each Disbursement Date under this Agreement must be a Business Day, and the principal amount of each Revolving Acquisition Loan made under this Agreement shall be in the aggregate amount of





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            $10,000 or an integral multiple thereof, and provided further, that the principal amount of each Revolving Acquisition Loan made under this Agreement, for which Borrower elects to pay interest at the Eurodollar-based Rate, shall be in the aggregate amount of $1,000,000 or greater in $500,000 increments thereafter.

     5. Sub-paragraph 2.2.1 of Sub-Section 2.2 of Section 2 is hereby deleted in its entirety and replaced by the following:

                 2.2.1 Notice of Request for Loan and Letters of Credit. The Borrower may with the consent of the Bank request a Revolving Loan, a Revolving Acquisition Loan, a Term Loan or a Letter of Credit and make payments thereon by telephonic authorization to the Bank in accordance with such terms and procedures as the Bank shall from time to time establish or may give the Bank at least two Business Days' prior written notice of the Borrower's desire for a Revolving Loan, a Revolving Acquisition Loan, a Term Loan or a Letter of Credit. Such notice shall be signed by an authorized officer of the Borrower and shall specify the proposed Disbursement Date and the principal amount of the proposed advance for such Revolving Loan, Revolving Acquisition Loan, Term Loan or the amount of such Letter of Credit.

     6. Sub-paragraph 2.2.2(e) of Sub-Section 2.2 of Section 2 is hereby deleted in its entirety and replaced by the following:

                 2.2.2 Bank Obligation to Make Loans or to Issue Letters of Credit. The Bank agrees to make the Revolving Loan, the Revolving Acquisition Loan or the Term Loan, or to issue the Letter of Credit, on the Disbursement Date as set forth in a notice to the Bank from the Borrower conforming to the requirements of Section
            2.2.1 by crediting the Borrower's general deposit account with the Bank in the amount of such Revolving Loan or Term Loan, or by delivering the Letter of Credit to the Borrower, provided, however, that the Bank shall not be so obligated if:

            . . .

                 (e) Any such proposed Revolving Acquisition Loan would cause the aggregate unpaid principal amount of the Revolving Acquisition Loans outstanding under this Agreement to exceed the Acquisition Commitment Amount.

     7.     There shall be added a new Paragraph (c) to Sub-Section 2.3 to
Section 2 which shall read as follows:





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                 (c)  Revolving Acquisition Note.  The Revolving Acquisition
            Loans shall be evidenced by the Revolving Acquisition Note, executed by the Borrower, dated the date of this Agreement, payable to the Bank on the Termination Date (unless sooner accelerated pursuant to the terms of this Agreement), and in the principal amount of the original Acquisition Commitment Amount. The date and amount of each Revolving Acquisition Loan made by the Bank and of each repayment of principal thereon received by the Bank shall be recorded by the Bank in its records. The aggregate unpaid principal amount so recorded by the Bank shall constitute the best evidence of the principal amount owing and unpaid on the Note, provided, however, that the failure by the Bank so to record any such amount or any error in so recording any such amount (whether on the schedule attached to the Revolving Acquisition Note or otherwise) shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Revolving Acquisition Note to repay the principal amount of all the Revolving Acquisition Loans together with all interest accrued or accruing thereon.

     8. Paragraph 2.4(c) to Section 2 is hereby deleted in its entirety and replaced by the following:

                 (a) The Revolving Credit Note shall bear interest on the
            outstanding principal balance from time to time outstanding at a rate equal to the Prime Rate, less one-half of one percent (.5%), or the Eurodollar-based Rate, as elected by the Borrower under the terms of the Revolving Credit Note, until maturity, whether by acceleration or otherwise, and thereafter at a rate equal to three percent (3%) per annum plus the rate otherwise prevailing hereunder. Interest shall be payable in accordance with the terms of the Revolving Credit Note.

     9. There shall be added a new Paragraph 2.4(c) to Section 2 which shall read as follows:

                 (c) The Revolving Acquisition Note shall bear interest on the outstanding principal balance from time to time outstanding at a rate equal to the Prime Rate, less one-half of one percent (.5%), or the Eurodollar-based Rate, as elected by the Borrower under the terms of the Revolving Acquisition Note, until maturity, whether by acceleration or otherwise, and thereafter at a rate equal to three percent (3%) per annum plus the rate otherwise prevailing hereunder. Interest shall be





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            payable in accordance with the terms of the Revolving Acquisition
            Note.

     10. There shall be added a new Sub-Sub-Section 2.6.1.1 to Section 2 which shall read as follows:

                 2.6.1.1 Revolving Acquisition Credit Commitment Fee. The Borrower agrees to pay to the Bank a revolving credit commitment fee for the period from and including the date of this Agreement to the Termination Date equal to one-half of one percent (.5%) of the principal amount of each Revolving Acquisition Loan. Such commitment fee shall be payable on the date each Revolving Acquisition Loan.

     11. Sub-Section 2.8 of Section 2 is hereby deleted in its entirety and replaced by the following:

            2.8  Changes in Commitment and Prepayments.

                 2.8.1 Termination or Reduction in Commitment. The Borrower may, at any time and from time to time, upon at least five (5) Business Days' prior written notice received by the Bank, permanently terminate the Bank's commitments under this Agreement or permanently reduce the Commitment Amount by an integral multiple of $500,000, provided, however, that the Borrower, on the effective date of such termination or reduction, (a) shall pay to the Bank, in the case of a termination, the aggregate unpaid principal amount of all Revolving Loans, Revolving Acquisition Loans and Term Loans (together with, in the case of Term Loans, any prepayment penalty or premium provided by the Term Notes or otherwise required by the
            Bank) and shall deposit with the Bank in cash an amount (adjusted, as deemed necessary by the Bank, for any applicable reserve or other requirements) equal to the Bank's maximum liability under all Letters of Credit then outstanding, or (b) shall pay to the Bank, in the case of a reduction, the amount, if any, by which the aggregate unpaid principal amount of all Revolving Loans exceeds the then reduced Commitment Amount, together in either case with all interest accrued and unpaid on the principal amounts so prepaid. After any such reduction, the commitment fee provided under Section 2.6.1 of this Agreement shall be calculated on the Commitment Amount as so reduced and the Commitment Amount may not be increased or otherwise reinstated without the express written agreement of the Bank.





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                 2.8.2  Mandatory Prepayments.  In addition to the mandatory prepayment required under Section 2.8.1 of this Agreement, the Borrower shall pay to the Bank the amount, if any, by which the aggregate unpaid principal amount of all Revolving Loans from time to time exceeds the lesser of the Commitment Amount or the Borrowing Base, together with all interest accrued and unpaid on the amount of such excess, but without other premium or penalty. Such prepayment shall be immediately due and owing upon the occurrence of any such excess, provided, however, that any mandatory prepayment made under this Section 2.8.2 shall not reduce the Commitment Amount.

                 2.8.3 Optional Prepayments. (a) The Borrower may, at any time and from time to time, upon at least one (1) Business Day's prior written notice received by the Bank, prepay the unpaid principal amount of the Revolving Loans or Revolving Acquisition Loans for which Borrower has elected the Prime-based Rate, in whole or in part without premium or penalty, provided, however, that any such optional prepayment shall be made in an integral multiple of $10,000 and provided, further, that any optional prepayment made under this Section 2.8.3 shall not reduce the Commitment Amount. Prepayments of any Revolving Loans or Revolving Acquisition Loans for which the Borrower has elected the Eurodollar-based Rate shall be governed by the Note.

                 (b) The Borrower may prepay the unpaid principal amount of the
            Term Loans only if permitted by, and on the terms of, the Term
            Notes.

                 2.8.4 Payments Under Revolving Acquisition Loans. Principal payments required under a Revolving Acquisition Loan will be predicated on the amounts outstanding and will be defined prior to any Revolving Acquisition Loan and shall provide for an amortization period of up to seven (7) years, as determined by the Bank.

     12. Paragraphs 6.5, 6.6, 6.7 and 6.8 of Section 6 are hereby deleted in their entirety and are replaced by the following:

                 6.5 Maintain Tangible Net Worth. On a Consolidated Statement Basis, maintain a Tangible Net Worth of not less than $7,000,000.

                 6.6 Maintain Consolidated Funded Debt to EBITDA. On a Consolidated Basis, maintain the ratio of Consolidated Funded Debt to earnings before interest, taxes, depreciation and amortization (determined on a





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            rolling four quarters basis) ("EBITDA") of not more than (a) 4.30 to 1.0 from the date of this Agreement to March 31, 1996, (b) 3.80 to 1.0 from April 1, 1996 through March 31, 1997, and (c) 3.50 to
            1.0 from April 1, 1997 and thereafter. On a Consolidated Basis, but specifically excluding Finishmaster and Medar, maintain the ratio of Consolidated Funded Debt to EBITDA of not more than (a)
            12.80 to 1.0 from the date of this Agreement to March 31, 1996, (b)
            8.00 to 1.0 from April 1, 1996 through March 31, 1997, and (c) 5.00 to 1.0 from April 1, 1997 and thereafter.

                 6.7 Maintain Current Ratio. On a Consolidated Statement Basis, maintain the ratio of Current Assets to Current Liabilities of not less than 1.10 to 1.0.

                 6.8 Maintain Net Current Assets. On a Consolidated Statement Basis, maintain Net Current Assets of not less than $9,500,000.

     13. Paragraphs 7.14 of Section 7 are hereby deleted in their entirety and are replaced by the following:

                 7.14  Omitted Intentionally.

     14. Except as specifically modified hereby, the terms and conditions of the Agreement and the Notes remain in full force and effect and the undersigned hereby ratify and agrees to be bound by the terms of the Agreement as hereby amended.

     15. Neither the extension of this Second Amendment by the Bank, nor any other act or omission by the Bank in connection herewith, shall be deemed a waiver by the Bank of any default under the Agreement.

     IN WITNESS WHEREOF, the Borrower and the Bank have caused this Second Amendment to be executed by their duly authorized officers as of the day and year first written above.

                            MAXCO, INC.
                            BY  /S/ Vincent Shunsky
                               ----------------------------
                                   VINCENT SHUNSKY
                                   ITS VICE PRESIDENT

                            COMERICA BANK

                            BY  /S/ David G. Grantham
                               ---------------------------
                                   DAVID G. GRANTHAM
                                   ITS VICE PRESIDENT





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    The Undersigned Guarantors hereby acknowledge and consent to the above
Second Amendment.

Akemi Plastics, Inc.


BY  /S/ Vincent Shunsky
   ----------------------
         VINCENT SHUNSKY
         ITS TREASURER


ERSCO OF MICHIGAN, INC.                            PAK-SAK INDUSTRIES, INC.


BY  /S/ Vincent Shunsky                            BY  /S/ Vincent Shunsky
   ---------------------                               ----------------------
     VINCENT SHUNSKY                                       VINCENT SHUNSKY
     ITS TREASURER                                         ITS TREASURER


WISCONSIN WIRE & STEEL, INC.                       CMC, INC.


BY  /S/ Vincent Shunsky                            BY  /S/ Vincent Shunsky
   ---------------------                               ----------------------
     VINCENT SHUNSKY                                       VINCENT SHUNSKY
     ITS TREASURER                                         ITS PRESIDENT


PACER TOOL & MOLD, INC.


BY  /S/ Vincent Shunsky
   ----------------------
     VINCENT SHUNSKY
     ITS TREASURER





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